UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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VICTORIA’S SECRET & CO.

(Name of Registrant as Specified In Its Charter)

BBRC International PTE Limited

BBFIT Investments PTE Limited

The BB Family International Trust

Brett Blundy

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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BBRC International PTE Limited., a Singapore private limited company (“BBRC”), together with the other participants named below (collectively the “Participants”), issued the following press release related to Victoria’s Secret & Co., a Delaware corporation (the “Company”). BBRC or its fellow Participants may disseminate the press release or portions thereof from time to time.

BBRC Addresses Victoria’s Secret’s Latest Attempt to Divert Attention Away from Chair Donna James’ 25-Year Tenure and Record of Underperformance

Notes Ms. James Chaired L Brands' Audit Committee from 2005 to 2019; the Resulting Lawsuit Alleged Failures of Oversight Related to the Les Wexner-Jeffrey Epstein Relationship, Named Ms. James as a Defendant and Required $90 Million in Governance Reforms

Reminds Stockholders to Vote AGAINST Ms. James Based on Underperforming Stockholder Returns Since Spin-Off and 25 Years of Poor Oversight

NEW YORK--(BUSINESS WIRE)--BBRC International PTE Limited (together with its affiliates, “BBRC” or “we”), a long-term stockholder of Victoria’s Secret & Co. (NYSE: VSCO) (“VS” or the “Company”) and owner of approximately 13% of the Company’s outstanding shares, today issued the following statement in response to the Company’s May 11, 2026 public disclosures:

“The Company’s latest filing is another attempt by the Board to distract stockholders from years of poor oversight, failed capital allocation decisions, repeated management turnover and significant stockholder value destruction under Chair Donna James.

BBRC is not on the ballot at this year’s annual meeting. Our campaign is focused on one thing: establishing accountable governance at VS to ensure the Board does not repeat the mistakes of its past. That begins with the exit of Ms. James, whose 25-year directorship across VS and its predecessors includes the misallocation of $625 million to poorly executed stock repurchases, the failed $591 million Adore Me acquisition, tolerance of a 70%-plus stock decline before finally changing executives, and being named as a defendant in the $90 million Rudi v. Wexner lawsuit that arose from alleged oversight failures during her tenure as L Brands’ Audit Committee Chair when CEO Les Wexner maintained close ties to convicted sex offender Jeffrey Epstein. The Board has yet to explain how Ms. James’ track record of multi-year underperformance and three consecutive elections of declining support from stockholders merits reelecting her to a 26th year on the Board.

The Board’s continued acceptance of Ms. James’ leadership is hard to reconcile with her own record. Ms. James chaired the L Brands Audit Committee from 2005 to 2019, when Mr. Wexner maintained close ties to Jeffrey Epstein. Those facts were part of the derivative lawsuit that named Ms. James as a defendant, resulted in a $90 million settlement and led to reforms that were specifically directed at the Audit Committee she chaired. Stockholders are entitled to ask whether Ms. James’ Audit Committee fulfilled its risk-oversight responsibilities – and how the same Board now invoking 'reputational risk' against BBRC has determined it has no concerns about Ms. James' record.

The Board’s announcement that Mariam Naficy – the director most responsible for failed M&A – will not stand for reelection validates our case for change but does not do enough to address stockholders’ concerns about weak management oversight and poor governance. For this reason, stockholders should vote against Ms. James at the 2026 annual meeting.

We support the operational turnaround underway and believe governance reform is necessary to sustain it – starting with the appointment of a new, independent Chair who will bring a fresh perspective and relevant skill sets. We urge stockholders to vote AGAINST Ms. James at this year’s annual meeting.”

***

White & Case LLP is serving as legal counsel, Saratoga Proxy Consulting LLC is serving as proxy solicitor and Longacre Square Partners LLC is serving as strategic advisor to BBRC.

Cautionary Statement Regarding Forward-Looking Statements

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. The information herein contains “forward-looking statements”. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct or that any of the objectives, plans or goals stated herein will ultimately be undertaken or achieved. If one or more of such risks or uncertainties materialize, or if the underlying assumptions of any of the BBRC Parties (as defined below) prove to be incorrect, the actual results may vary from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by any of the BBRC Parties that the future plans, estimates or expectations contemplated will ever be achieved.

Certain Information Concerning the Participants

The BBRC Parties have filed a preliminary proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies to vote AGAINST the reelection of a director nominee to the board of directors (“Board”) of Victoria’s Secret & Co. (“VSCO” or the “Company”) at the Company’s 2026 annual meeting of stockholders. Promptly after filing its definitive proxy statement with the SEC, BBRC expects to mail the BBRC Parties’ definitive proxy statement and accompanying GOLD proxy card to some or all of the stockholders entitled to vote at such meeting.

The participants in the proxy solicitation are BBRC, The BB Family International Trust (“BB Family Trust”), BBFIT Investments PTE Limited (“BBFIT”) and Brett Blundy (all of the foregoing persons, together, the “BBRC Parties”).

As of the date hereof, the BBRC Parties in the aggregate directly own 10,310,631 shares of common stock of VSCO, par value $0.01 per share (the “Common Stock”) as further detailed below. As of the date hereof, (i) BBRC as the trustee of the BB Family Trust, may be deemed to beneficially own the 10,310,631 shares of Common Stock owned in the aggregate by BBFIT and the BB Family Trust, (ii) the BB Family Trust beneficially owns 100 shares of Common Stock held in record name and, as the sole stockholder of BBFIT, may be deemed to beneficially own the 10,310,531 shares of Common Stock owned by BBFIT, (iii) BBFIT beneficially owns 10,310,531 shares of Common Stock, and (iv) Mr. Blundy, as a director and sole stockholder of BBRC, may be deemed to beneficially own the 10,310,631 shares of Common Stock owned in the aggregate by BBFIT and the BB Family Trust.

IMPORTANT INFORMATION AND WHERE TO FIND IT

THE BBRC PARTIES STRONGLY ADVISE ALL STOCKHOLDERS OF VSCO TO READ BOTH THE BBRC PARTIES’ PROXY STATEMENT AND VSCO’S PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE BBRC PARTIES’ DEFINITIVE PROXY STATEMENT, WHEN FILED, AND OTHER RELEVANT DOCUMENTS, WILL ALSO BE AVAILABLE ON THE SEC WEBSITE, FREE OF CHARGE. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THEIR PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, SARATOGA PROXY CONSULTING LLC (STOCKHOLDERS CAN CALL TOLL-FREE: +1 (888) 368-0379).

Contact

For Stockholders:

Saratoga Proxy Consulting LLC

John Ferguson / Joseph Mills, 212-257-1311

info@saratogaproxy.com

For Media:

Longacre Square Partners LLC

BBRC@longacresquare.com

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